EXHIBIT 10.37

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Settlement and Amendment to License Agreement

This Settlement and Amendment to License Agreement (the “Agreement”), effective October 1, 2004 (the “Effective Date”), is by and between SurModics, Inc. (successor in interest to Bio-Metric Systems, Inc.), a Minnesota corporation, which has an office at 9924 West 74th Street, Eden Prairie, MN 55344 (hereinafter referred to as SURMODICS), and Spectranetics Corporation, a Delaware corporation, which has an office at 96 Talamine Court, Colorado Springs, CO 80907 (hereinafter referred to as SPECTRANETICS).

WHEREAS, SURMODICS and SPECTRANETICS are parties to a certain Vascular Laser Angioplasty Catheter License Agreement, dated April 7, 1992 as amended (the “License”);

WHEREAS, the parties desire to resolve facts and matters alleged in the pending litigation titled SurModics, Inc. v. Spectranetics Corporation, Civil File No. 04-3963 ADM/AJB on the terms and conditions set forth in this Agreement, which includes amending the License; and

WHEREAS, SPECTRANETICS desires to add new rights to the License under SURMODICS’ know-how and patent rights.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and for other good and valuable consideration of which receipt is acknowledged, the parties agree as follows:

Part A: Settlement of Dispute

1.	Effective Date

Effective October 1, 2004, the License is amended and shall be governed by the terms and conditions set forth in this Agreement.

2.	Amounts Owing

In settlement of amounts which SURMODICS claims to be owing to SURMODICS under the License through September 30, 2004, SPECTRANETICS shall pay SURMODICS $275,000 by wire transfer on the date on which SPECTRANETICS signs this Agreement, as set forth on the signature page hereof.

3.	Spectranetics’ Representation

SPECTRANETICS represents that it has disclosed all past due royalties to SURMODICS claimed to be owed and that no other past royalties or payment of any kind are due SURMODICS prior to September 30, 2004.

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4.	Stipulation of Dismissal

Upon SPECTRANETICS’ payment of the amount set forth in section 2 above, counsel for SURMODICS shall promptly execute and file with the United States District Court for the District of Minnesota all papers that are necessary to effectuate a dismissal, with prejudice, of the claims asserted by SURMODICS against SPECTRANETICS in the matter of SurModics, Inc. v. Spectranetics Corporation, Civil File No. 04-3963 ADM/AJB.

5.	SurModics’ Limited Release

For the consideration recited herein, including the amended License terms included in this Agreement and SPECTRANETICS’ payment of the amount set forth in section 2 above, SURMODICS and its successors, assigns, attorneys, agents, executors and representatives hereby release and forever discharge SPECTRANETICS and its past, present and future successors, assigns, attorneys, agents, executors, officers, directors, and representatives from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys’ fees, liabilities and indemnities, whether known or unknown, relating to the facts and matters alleged in the matter of SurModics, Inc. v. Spectranetics Corporation, Civil File No. 04-3963 ADM/AJB.

6.	Spectranetics’ Limited Release

For the consideration recited herein, including the amended License terms included in this Agreement, SPECTRANETICS and its successors, assigns, attorneys, agents, executors and representatives hereby release and forever discharge SURMODICS and its past, present and future successors, assigns, attorneys, agents, executors, officers, directors, and representatives from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys’ fees, liabilities and indemnities, whether known or unknown, relating to the facts and matters alleged in the matter of SurModics, Inc. v. Spectranetics Corporation, Civil File No. 04-3963 ADM/AJB.

Part B: Amendment to License Agreement

1.	Section 1(b) of the License is amended in its entirety to read as follows:

“Patent Rights” means the patents identified in Attachment A hereof, together with all foreign counterparts, divisions, and continuation applications based thereon, any patent issuing on any of said applications, and any reissues or extensions based on any of such patents.

2.	Section 1(c) of the License (entitled Improvement Patents), is deleted in its entirety.

3.	Section 1(d) of the License is amended in its entirety to read as follows:

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“Licensed Products” means each of the separately sold Licensed Products specifically described in Attachments B1 and B2 and which:

i. but for the license granted herein the manufacture, use, or sale would infringe (or a surface treatment process employed to produce a product or a reagent used in such process would infringe), any claim of Patent Rights, or

ii. are produced through the use of SURMODICS’ Know-how.

4.	Section 1(h) of the License is amended in its entirety to read as follows:

“Net Sales” means the total actual billing for sales of Licensed Products, less the following deductions where they are applicable with respect to such billings and when separately shown on invoices:

i. discounts actually allowed and taken specific to Licensed Products;

ii. any customs duties, taxes, or other governmental excise or charge upon or measured by the production, sale, transportation, delivery, or use of Licensed Product and actually invoiced and paid by SPECTRANETICS;

iii. amounts allowed or credited on rejections or returns of Licensed Products;

iv. transportation charges prepaid or allowed for Licensed Products; and

v. sales commissions paid to employees of SPECTRANETICS for sales of Licensed Products, such commissions not to exceed six percent (6%) of actual invoiced amounts of Licensed Products.

The total deductions (the sum of the deductions (i)-(v) above), from total actual billings for sales of Licensed Products shall not exceed [*****] of such actual billings for sales of Licensed Products. Except as expressly provided in subsections (i)-(v) above, no deductions from sales of Licensed Products shall apply.

Notwithstanding the above, if any Licensed Product is sold both separately and as a kit with an integral part of a combination product containing one or more integral components or service in addition to that Licensed Product, then Net Sales of that Licensed Product resulting from sales of that combination product will be calculated by multiplying the Net Sales for the combination product as calculated above by the fraction A/B, where A is the invoice price of the Licensed Product as sold separately and B is the invoice price of the combination product. For example, the foregoing mechanism will apply to Licensed Products sold as an integral part of a combination product that includes SPECTRANETICS’ depreciation, repair, and

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maintenance of a laser system so long as (i) Licensed Products are sold both separately and as an integral part of a combination system, and (ii) SPECTRANETICS’ reports (under section 5(a) herein), the average selling prices for (a) the separately sold Licensed Products, and (b) the combination product (or products), that includes Licensed Product. Conversely, the foregoing mechanism shall not apply to Licensed Products that are sold as part of a kit but are not and have never been separately sold (in which case, Net Sales of Licensed Product will be determined based solely on the sales price of the combination product that includes the Licensed Product).

5.	Section 1(j) of the License is amended in its entirety to read as follows:

A Licensed Product shall be considered sold when it is shipped or when it is invoiced, whichever is earlier. To assure SURMODICS the full royalty payment contemplated in this Agreement, SPECTRANETICS agrees that if any Licensed Product is sold to an Affiliate for purposes of resale, Earned Royalties for that Licensed Product shall be computed upon the selling price at which such Licensed Product would ordinarily be sold to a non-Affiliate, rather than on the selling price of SPECTRANETICS to the Affiliate.

6.	Section 2 of the License is amended in its entirety to read as follows:

License Subject to the conditions and limitations provided in this Agreement, SURMODICS grants SPECTRANETICS a worldwide non-exclusive license under SURMODICS’ Patent Rights and Know-how to make, have made for it, use, and sell Licensed Products. The license granted herein is expressly limited to the specific Licensed Products defined herein, and does not include the right to sublicense except to an Affiliate. Subject to the limited license granted herein, SURMODICS shall retain all rights to the Patent Rights and Know-how.

7.	Section 4 of the License is amended in its entirety to read as follows:

Royalties SPECTRANETICS shall pay SURMODICS a royalty for the Patent Rights and Know-how licensed under Attachment B1 and Attachment B2, such royalty will be the greater of (a) the earned royalty set forth for each such Attachment, and (b) the minimum royalty obligation set forth in such Attachment.

8.	Section 5(a) of the License is amended in its entirety to read as follows:

During the term of this Agreement, SPECTRANETICS will make written reports and payments to SURMODICS for each license granted in Attachments B1 and B2 within thirty (30) days after the last day of each calendar quarter ending March 31, June 30, September 30, and December 31. Such quarterly written reports shall include an itemized account by SPECTRANETICS’ product tradename and model number (in the form of Exhibit 1 attached to this Agreement), of (i) unit volumes

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and average selling prices of Licensed Product sales, (ii) the applicable earned royalty, (iii) the permitted deductions from sales of Licensed Product set forth in Paragraph 1(h), and (iv) Net Sales. Each such report shall also include corrections of error in prior royalty payments, data, and calculations used by SPECTRANETICS to determine such payments for each of the licenses corresponding to Attachments B1 and B2. Each report shall be accompanied by payment in full of the royalty due SURMODICS for that quarter. The December 31 quarterly report shall also include a nonbinding summary forecast of projected sales of Licensed Products and a nonbinding forecast of reagent usage for the next calendar year. SPECTRANETICS reports shall be considered Confidential Information.

9.	The following section 5(f) is added to the License:

If any amount owing SURMODICS is not paid when due, each unpaid amount shall bear interest after its due date at the monthly rate of one/twelfth of the sum of the then-existing prime interest rate plus two percent (2%). In any future lawsuit for recovery, if it prevails, SURMODICS shall be entitled to recover all of its reasonable costs and expenses incurred in any action to collect amounts owing, including attorneys’ fees.

10.	Section 8(c) of the License is amended in its entirety to read as follows:

Regardless to the extent, if any, to which Licensed Products are or become covered or continue to be covered by any valid patent of Patent Rights, regardless of which any valid patents of Patent Rights actually issue, and regardless of the provisions of Paragraph 8(b), the Earned Royalty percentages set out in Paragraph 4 of this Agreement shall never be reduced by more than fifty percent (50%). Prior to January 1, 2020, the provisions of Paragraphs 8(b) shall not apply to SPECTRANETICS’ payment of Quarterly Minimum Royalties as provided in Paragraph 4. Beginning January 1, 2020, SPECTRANETICS’ Quarterly Minimum Royalty obligation to SURMODICS will be reduced by fifty percent (50%) if the Licensed Products described in Attachments B1 and B2 are no longer covered by a claim of Patent Rights.

11. Attachment A of the License is amended in its entirety to read as set forth in Attachment A attached to this Agreement.

12. Attachments B1 and B2 are added to the License as set forth in Attachments B1 and B2 attached to this Agreement.

13. Exhibit 1 is added to the License as set forth in Exhibit 1 attached to this Agreement.

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Part C: Full Force and Effect

Except as amended by this Agreement, the License is unchanged and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto execute this Agreement by their duly authorized employees.

Accepted by:	Accepted by:
SurModics, Inc.	Spectranetics Corporation

/s/ Bruce J. Barclay	/s/ Guy A. Childs

Signature	Signature

Bruce J. Barclay	Guy A. Childs

Printed Name	Printed Name

President/COO	Chief Financial Officer

Title	Title

February 17, 2005	February 16, 2005

Date	Date

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Attachment A

SurModics, Inc. U.S. Patents

1.	METHOD OF IMPROVING THE BIOCOMPATIBILITY OF SOLID SURFACES
U.S. Patent No. 4,973,493 issued 11/27/1990

2.	BIOCOMPATIBLE COATINGS FOR SOLID SURFACES
U.S. Patent No. 4,979,959 issued 12/25/1990

3.	PREPARATION OF POLYMERIC SURFACES VIA COVALENTLY ATTACHING POLYMERS
U.S. Patent No. 5,002,582 issued 3/26/1991

4.	BIOCOMPATIBLE DEVICE WITH COVALENTLY BONDED BIOCOMPATIBLE AGENT
U.S. Patent No. 5,263,992 issued 11/23/1993

5.	RESTRAINED MULTIFUNCTIONAL REAGENT FOR SURFACE MODIFICATION
U.S. Patent No. 5,414,075 issued 5/9/1995

6.	SUBSTRATE SURFACE PREPARATION
U.S. Patent No. 5,512,329 issued 4/30/1996

7.	RESTRAINED MULTIFUNCTIONAL REAGENT FOR SURFACE MODIFICATION
U.S. Patent No. 5,637,460 issued 6/10/1997

8.	PHOTOACTIVATABLE CROSS-LINKING AGENTS CONTAINING CHARGED GROUPS FOR WATER SOLUBILITY
U.S. Patent No. 6,077,698 issued 06/20/2000

9.	SURFACE COATING AGENTS
U.S. Patent No. 6,278,018 B1 issued 08/21/2001

10.	SURFACE COATING AGENTS
U.S. Patent No. 6,603,040 B1 issued 8/5/2003

11.	SILANE COATING COMPOSITION
U.S. Patent No. 6,706,408 B2 issued 3/16/2004

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Attachment B1
Laser Angioplasty Catheters

1.	MEDICAL PRODUCTS

“Medical Products” means excimer laser angioplasty catheters specifically adapted for coronary and peripheral use. Medical Products includes SPECTRANETICS’ chronic total occlusion laser angioplasty catheters.

2.	LICENSED PRODUCT

“Licensed Products” means Medical Products that are surface-treated with photoreactive polyvinylpyrrolidone copolymer, non-photoreactive polyvinylpyrrolidone, photoreactive polyacrylamide copolymer, one or more of the photoreactive crosslinking agents known to the parties as [*****], a compound for promoting polymer-to-metal adhesion known to the parties as [*****], or any combination of these compounds, for the purpose of providing a lubricious surface to the Medical Products.

3.	GRANT OF LICENSE

The license granted under this Attachment B1 is non-exclusive. The license granted in this Attachment B1 is non-cancelable by SPECTRANETICS during the period from the Effective Date through June 30, 2009.

4.	ROYALTY PAYMENTS

SPECTRANETICS shall pay SURMODICS a royalty for the Patent Rights and Know-how license granted in this Attachment B1, which will be the greater of Paragraphs 4(a) and 4(b) as follows:

a. Earned Royalties of [*****] on Net Sales ($U.S.) of Attachment B1 Licensed Products sold in each calendar quarter.

b. Quarterly Minimum Royalties for all Attachment B1 and B2 Licensed Products during the periods specified as follows:

Quarterly Minimum Royalty Period	SPECTRANETICS’ Attachment B1 & B2 Quarterly Minimum Royalty Obligation

Each calendar quarter during the period
from the Effective Date to June 30, 2005	$25,000 per calendar quarter

For the calendar quarter beginning July 1,
2005 and each calendar quarter thereafter	$50,000 per calendar quarter

SPECTRANETICS’ Quarterly Minimum Royalty Obligation set forth in the table above shall survive expiration or termination of the licenses granted under this Agreement until June 30, 2009. For the calendar quarter that begins on July 1, 2009

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and for each calendar quarter thereafter, SPECTRANETICS’ $50,000 Quarterly Minimum Royalty Obligation shall remain in effect unless and until the licenses under both Attachments B1 and B2 expire or are terminated, (subject to Paragraph 8(c)).

5.	PERFORMANCE

If there are four (4) consecutive quarters after June 30, 2009 in which SPECTRANETICS fails to generate Earned Royalties under Paragraph 4 of this Attachment B1, then SURMODICS may terminate this Attachment B1 license upon thirty (30) days written notice.

This Space Intentionally Left Blank

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Attachment B2
Non-Laser Functioning Catheters and Guidewires
for use with Spectranetics Laser Therapy Systems

1.	MEDICAL PRODUCTS

“Medical Products” means the following Spectranetics-labeled non-laser functioning catheters and guidewires for SPECTRANETICS’ laser therapy system that are specifically designed and labeled for use solely with laser angioplasty catheters: (i) [*****], (ii) support catheters, (iii) cardiac lead locking device, and (iv) [*****]. Medical Products does not include catheters for (i) infusion of diagnostic, therapeutic, or embolic agents in the neurovascular region, or (ii) insertion of therapeutic embolic devices in the neurovascular region. Medical Products does not include catheters used to deliver stents of any type.

2.	LICENSED PRODUCT

“Licensed Products” means Medical Products that are surface-treated with photoreactive polyvinylpyrrolidone copolymer, non-photoreactive polyvinylpyrrolidone, photoreactive polyacrylamide copolymer, one or more of the photoreactive crosslinking agents known to the parties as [******], a compound for promoting polymer-to-metal adhesion known to the parties as [*****], or any combination of these compounds, for the purpose of providing a lubricious surface to the Medical Products.

3.	GRANT OF LICENSE

The license granted under this Attachment B2 is non-exclusive.

4.	ROYALTY PAYMENTS

SPECTRANETICS shall pay SURMODICS a royalty for the Patent Rights and Know-how license granted in this Attachment B2, which will be the greater of Paragraphs 4(a) and 4(b) as follows:

a. Earned Royalties of [*****] on Net Sales ($U.S.) of Attachment B2 Licensed Products sold in each calendar quarter.

b. Quarterly Minimum Royalties for all Attachment B1 and B2 Licensed Products during the periods specified as follows:

Quarterly Minimum Royalty Period	SPECTRANETICS’ Attachment B1 & B2 Quarterly Minimum Royalty Obligation

Each calendar quarter during the period
from the Effective Date to June 30, 2005	$25,000 per calendar quarter

For the calendar quarter beginning July 1,
2005 and each calendar quarter thereafter	$50,000 per calendar quarter

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SPECTRANETICS’ Quarterly Minimum Royalty Obligation set forth in the table above shall survive expiration or termination of the licenses granted under this Agreement until June 30, 2009. For the calendar quarter that begins on July 1, 2009 and for each calendar quarter thereafter, SPECTRANETICS’ $50,000 Quarterly Minimum Royalty Obligation shall remain in effect unless and until the licenses under both Attachments B1 and B2 expire or are terminated, (subject to Paragraph 8(c)).

5.	PERFORMANCE

If there are four (4) consecutive quarters after June 30, 2009 in which SPECTRANETICS fails to generate Earned Royalties under Paragraph 4 of this Attachment B2, then SURMODICS may terminate this Attachment B2 license upon thirty (30) days written notice.

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Spectranetics
SurModics Royalty Report

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with the Securities and Exchange Commission.

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